Exhibit 21.1

Principal Subsidiaries and Consolidated Affiliated Entities of the Registrant

Subsidiaries:

Perfect Harmony Group Limited, a Cayman Islands company

Uxin Used Car Limited, a Cayman Islands company

Fairlubo Auction Company Limited, a Cayman Islands company

UcarEase Holding Limited, a British Virgin Islands company

UcarBuy Holding Limited, a British Virgin Islands company

Uxin Hong Kong Limited, a Hong Kong company

UcarBuy HK Limited, a Hong Kong company

GloryFin International group Holding Company Limited, a Hong Kong company

UcarShow HK Limited, a Hong Kong company

Fairlubo Auction HK Company Limited, a Hong Kong company

Youxinpai (Beijing) Information Technology Co., Ltd., a PRC company

Youhan (Shanghai) Information Technology Co., Ltd., a PRC company

Kai Feng Finance Lease (Hangzhou) Limited Co., Ltd., a PRC company

Youqin (Shanxi) Finance Lease Co., Ltd., a PRC company

Boyu Finance Lease (Tianjin) Co., Ltd., a PRC company

Yougu (Shanghai) Information Technology Co., Ltd., a PRC company

Youzhen (Beijing) Business Consulting Co., Ltd., a PRC company

Youxin (Shanghai) Used Car Business Co., Ltd., a PRC company

Beijing Youxin Fengshun Lubao Vehicle Auction Co., Ltd., a PRC company

Consolidated Affiliated Entities:

Youxin Internet (Beijing) Information Technology Co., Ltd., a PRC company

Beijing Fengshun Lubao Vehicle Auction Co., Ltd., a PRC company

Youxin Yishouche (Beijing) Information Technology Co., Ltd., a PRC company